UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 31, 2006

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place
Austin, MN  55912

(Address of Principal Executive Office)

Registrant’s telephone number, including area code:  (507) 437-5611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On January 31, 2006, stockholders of the Company approved an amendment to the Hormel Foods Corporation 2000 Stock Incentive Plan (the “Plan”).

The Plan was originally approved by the Company’s stockholders at its 2000 Annual Meeting of Stockholders.  When initially adopted, the Plan authorized the issuance of up to 4,500,000 shares of common stock of the Company, which number of shares was automatically doubled by operation of Section 4(c) of the Plan as a result of the Company’s 2-for-1 stock split in the form of a stock dividend, effected in 2000.  The Company expects to fully utilize the original share authorization during the 2006 fiscal year of the Company.  Therefore, Section 4(a) of the Plan has been amended to increase the number of shares of the Company common stock authorized to be issued thereunder by 10,000,000, from 9,000,000 to 19,000,000.  All other terms and conditions of the Plan remain in effect.

The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, and nonemployee directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to afford such persons an opportunity to acquire a proprietary interest in the Company by rewarding them for making major contributions to the success of the Company, thereby aligning the interests of such personnel and directors with the Company’s stockholders.

A copy of the Plan is attached hereto as Exhibit 10.1.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(c)           Exhibits furnished pursuant to Item 1.01

10.1         Hormel Foods Corporation 2000 Stock Incentive Plan (as amended)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated:	February 3, 2006	By	/s/ M. J. McCOY
M. J. McCOY
Executive Vice President
and Chief Financial Officer

Dated:	February 3, 2006	By	/s/ J. H. FERAGEN
J. H. FERAGEN
Vice President and Treasurer